Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Christopher Ranjitkar, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces First Quarter 2016 Results

Normalized FFO of $0.74 Per Share for the First Quarter, up 5.7% Year Over Year

Rental Rates for New and Renewal Leases Increase by 13.9%

Same Property Cash Basis NOI for the First Quarter, up 1.8% Year Over Year

Newton, MA (April 26, 2016): Select Income REIT (NYSE: SIR) today announced financial results for the quarter ended March 31, 2016.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“Select Income REIT continued to generate strong operating results during the first quarter of 2016. As a result of our acquisitions and strong leasing results, normalized funds from operations per share increased 5.7% year-over-year, and same property cash basis net operating income increased 1.8% year over year. During the quarter, we executed leases for 480,000 square feet for rents that were 13.9% higher than previous rents for the same space, 15.8 years of weighted average lease term, and leasing capital commitments of $1.66 per square foot per lease year.”

Results for the Quarter Ended March 31, 2016:

Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended March 31, 2016 were $66.3 million, or $0.74 per diluted share, compared to Normalized FFO attributed to SIR for the quarter ended March 31, 2015 of $56.0 million, or $0.70 per diluted share. The increase in Normalized FFO attributed to SIR per diluted share for the quarter ended March 31, 2016 primarily resulted from SIR’s acquisitions, including the acquisition of Cole Corporate Income Trust, Inc., or CCIT, in January 2015 and the positive impact of leasing activity and rent resets at SIR’s Hawaii properties since January 1, 2015, partially offset by a decrease in annual percentage rent received at one of SIR’s Hawaii properties and an increase in SIR’s weighted average number of common shares outstanding for the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015.

Net income attributed to SIR was $32.8 million, or $0.37 per diluted share, for the quarter ended March 31, 2016, compared to $4.0 million, or $0.05 per diluted share, for the same quarter last year. Net income attributed to SIR per diluted share for the quarter ended March 31, 2015 included costs related to SIR’s acquisition of CCIT and a loss on early extinguishment of debt aggregating $27.4 million, or $0.34 per diluted share.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Reconciliations of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributed to SIR, and to Normalized FFO attributed to SIR for the quarters ended March 31, 2016 and 2015 appear later in this press release.

Leasing, Occupancy and Same Property Results:

SIR entered into lease renewals for approximately 438,000 square feet and new leases for approximately 42,000 square feet during the quarter ended March 31, 2016, which resulted in combined weighted average (by square feet) rental rates that were approximately 13.9% higher than prior rents for the same space. The weighted average (by square feet) lease term for these leases was 15.8 years. Commitments for tenant improvements, leasing costs and concessions for these leases totaled $12.6 million, or approximately $1.66 per square foot per weighted average lease year.

As of March 31, 2016, 97.8% of SIR’s total rentable square feet was leased, compared to 97.8% as of December 30, 2015, and 97.7% as of March 31, 2015. Occupancy for properties owned continuously since January 1, 2015 was unchanged at 96.4% between March 31, 2016 and 2015. Same property cash basis net operating income, or Cash Basis NOI, increased 1.8% for the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015, largely as a result of leasing and Hawaii rent reset activity and contractual rent increases for properties since January 1, 2015.

Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income determined in accordance with GAAP for the quarters ended March 31, 2016 and 2015 appear later in the press release.

Recent Investment Activities:

As of December 31, 2015, one of SIR’s net leased office buildings with approximately 344,000 square feet located in Duluth, GA was owned pursuant to a joint venture arrangement. In December 2015, the joint venture partner exercised an option that required SIR to purchase the joint venture partner’s 11% ownership interest at fair market value. In February 2016, SIR purchased that interest for approximately $3.9 million. The property subject to this joint venture agreement was acquired by SIR in its CCIT acquisition and it was SIR’s only joint venture.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, John Popeo, will host a conference call to discuss SIR’s first quarter 2016 financial results.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, May 3, 2016. To access the replay, dial (412) 317-0088. The replay pass code is 10083960.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s first quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s First Quarter 2016 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. SIR is managed by the operating subsidiary of The RMR Group Inc. (NASDAQ: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “MAY”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•    MR. BLACKMAN’S STATEMENT REGARDING SIR’S CONTINUED STRONG OPERATING RESULTS MAY IMPLY THAT SIR’S NORMALIZED FFO PER SHARE, SAME PROPERTY CASH BASIS NOI AND OTHER MEASURES OF SIR’S OPERATING PERFORMANCE MAY CONTINUE TO IMPROVE. HOWEVER, THERE CAN BE NO ASSURANCE THAT SIR WILL REALIZE IMPROVED LEASING OR SUCCESSFUL FUTURE ACQUISITIONS OR THAT SIR’S FUTURE NORMALIZED FFO, CASH BASIS NOI OR OTHER OPERATING RESULTS WILL IMPROVE. IN FACT, SIR’S FUTURE RESULTS MAY DECLINE.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Rental income	$97,860	$80,478
Tenant reimbursements and other income	19,372	13,937
Total revenues	117,232	94,415

Expenses:
Real estate taxes	10,288	8,357
Other operating expenses	12,958	9,007
Depreciation and amortization	33,469	24,719
Acquisition related costs	58	20,539
General and administrative	6,976	6,792
Total expenses	63,749	69,414

Operating income	53,483	25,001

Interest expense (including net amortization of debt premiums and discounts and
debt issuance costs of $1,374 and $1,171, respectively)	(20,609)	(14,179)
Loss on early extinguishment of debt	-	(6,845)
Income before income tax expense and equity in earnings of an investee	32,874	3,977
Income tax expense	(139)	(31)
Equity in earnings of an investee	77	72
Net income	32,812	4,018
Net income allocated to noncontrolling interest	(33)	(41)
Net income attributed to SIR	$32,779	$3,977

Weighted average common shares outstanding - basic	89,286	79,489
Weighted average common shares outstanding - diluted	89,295	79,498

Net income attributed to SIR per common share - basic and diluted	$0.37	$0.05

Select Income REIT

Funds from Operations Attributed to SIR and Normalized Funds from Operations Attributed to SIR (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015

Net income attributed to SIR	$32,779	$3,977
Plus: depreciation and amortization	33,469	24,719
Plus: net income allocated to noncontrolling interest	33	41
Less: FFO allocated to noncontrolling interest	(77)	(83)
FFO attributed to SIR	66,204	28,654
Plus: acquisition related costs	58	20,539
Plus: loss on early extinguishment of debt	-	6,845
Less: normalized FFO from noncontrolling interest, net of FFO	-	(59)
Normalized FFO attributed to SIR	$66,262	$55,979

Weighted average common shares outstanding - basic	89,286	79,489
Weighted average common shares outstanding - diluted	89,295	79,498

FFO attributed to SIR per share - basic and diluted	$0.74	$0.36
Normalized FFO attributed to SIR per share - basic and diluted	$0.74	$0.70

(1)              SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because SIR includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and SIR excludes acquisition related costs, loss on early extinguishment of debt and Normalized FFO from noncontrolling interest, net of FFO. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate measures of operating performance for a REIT, along with net income, net income attributed to a REIT, operating income and cash flow from operating activities. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s qualification for taxation as a REIT, limitations in SIR’s credit agreement and public debt covenants, the availability to SIR of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance and SIR’s expected needs and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SIR does.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Calculation of NOI and Cash Basis NOI:
Rental income	$97,860	$80,478
Tenant reimbursements and other income	19,372	13,937
Real estate taxes	(10,288)	(8,357)
Other operating expenses	(12,958)	(9,007)
NOI	93,986	77,051
Non-cash straight line rent adjustments included in rental income (2)	(6,302)	(5,827)
Lease value amortization included in rental income (2)	(436)	(808)
Lease termination fees included in rental income (2)	-	(48)
Non-cash amortization included in other operating expenses (3)	(213)	-
Cash Basis NOI	$87,035	$70,368

Reconciliation of Cash Basis NOI and NOI to Net Income:
Cash Basis NOI	$87,035	$70,368
Non-cash straight line rent adjustments included in rental income (2)	6,302	5,827
Lease value amortization included in rental income (2)	436	808
Lease termination fees included in rental income (2)	-	48
Non-cash amortization included in other operating expenses (3)	213	-
NOI	93,986	77,051
Depreciation and amortization	(33,469)	(24,719)
Acquisition related costs	(58)	(20,539)
General and administrative	(6,976)	(6,792)
Operating income	53,483	25,001

Interest expense	(20,609)	(14,179)
Loss on early extinguishment of debt	-	(6,845)
Income before income tax expense and equity in earnings
of an investee	32,874	3,977
Income tax expense	(139)	(31)
Equity in earnings of an investee	77	72
Net income	$32,812	$4,018

(1)                The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties. SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, net income attributed to SIR, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  These measures should be considered in conjunction with net income, net income attributed to SIR, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SIR does.

(2)                SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)               SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Reconciliation of Consolidated Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Reconciliation of Consolidated NOI to Same Property NOI (2):
Rental income	$97,860	$80,478
Tenant reimbursements and other income	19,372	13,937
Real estate taxes	(10,288)	(8,357)
Other operating expenses	(12,958)	(9,007)
Consolidated NOI	93,986	77,051
Less:
NOI of properties not included in same property results	(45,058)	(28,626)
Same property NOI	$48,928	$48,425

Calculation of Same Property Cash Basis NOI (2):
Same Property NOI	$48,928	$48,425
Less:
Non-cash straight line rent adjustments included in rental income (3)	(2,783)	(3,170)
Lease value amortization included in rental income (3)	(73)	(91)
Lease termination fees included in rental income (3)	-	(48)
Non-cash amortization included in other operating expenses (4)	(134)	-
Same property cash basis NOI	$45,938	$45,116

(1)              See footnote (1) on page 7 of this press release for the definition of NOI and Cash Basis NOI and why SIR believes they are appropriate supplemental measures and how SIR uses these measures.

(2)              For the three months ended March 31, 2016, based on properties SIR owned as of March 31, 2016, and which it owned continuously since January 1, 2015.

(3)              SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(4)              SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Real estate properties:
Land	$1,036,425	$1,036,425
Buildings and improvements	3,084,054	3,083,243
	4,120,479	4,119,668
Accumulated depreciation	(184,180)	(164,779)
	3,936,299	3,954,889

Acquired real estate leases, net	550,664	566,195
Cash and cash equivalents	31,294	17,876
Restricted cash	44	1,171
Rents receivable, including straight line rents of $98,567 and $92,264, respectively,
net of allowance for doubtful accounts of $566 and $464, respectively	106,741	99,307
Deferred leasing costs, net	10,053	7,221
Other assets, net	57,715	37,686
Total assets	$4,692,810	$4,684,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$328,000	$303,000
Unsecured term loan, net	348,000	347,876
Senior unsecured notes, net	1,427,169	1,426,025
Mortgage notes payable, net	286,516	286,706
Accounts payable and other liabilities	86,123	105,403
Assumed real estate lease obligations, net	84,255	86,495
Rents collected in advance	15,439	16,295
Security deposits	11,838	11,845
Due to related persons	4,393	3,740
Total liabilities	2,591,733	2,587,385

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares
authorized; 89,374,029 shares issued and outstanding	894	894
Additional paid in capital	2,178,531	2,178,477
Cumulative net income	357,765	324,986
Cumulative other comprehensive loss	(3,616)	(19,587)
Cumulative common distributions	(432,497)	(387,810)
Total shareholders’ equity	2,101,077	2,096,960
Total liabilities and shareholders’ equity	$4,692,810	$4,684,345

(END)